UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 20, 2025

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of GTG Financial, Inc.

On February 20, 2025, reAlpha Tech Corp. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with GTG Financial, Inc., a California corporation (“GTG”), and Glenn Groves, an individual (the “Seller”), pursuant to which the Company acquired from the Seller 100% of the issued and outstanding shares of common stock of GTG (the “Acquired Shares”), a mortgage brokerage company (the “Acquisition”), the closing of which transaction (the “Closing” and the date of the Closing, the “Closing Date”) took place simultaneously with the execution of the Purchase Agreement.

Pursuant to and subject to the terms and conditions of the Purchase Agreement, the Company agreed to pay to the Seller an aggregate purchase price of up to $4,200,000 for the Acquired Shares, subject to the adjustments described below, consisting of: (i) $281,250 (the “Preferred Consideration”) in 14,063 shares of Series A Preferred Stock (as defined below) (the “Preferred Shares”), each of which is convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a conversion price of $20 per share of Series A Preferred Stock (the “Conversion Shares”), in accordance with the terms and conditions of and subject to the adjustments set forth in the Certificate of Designation (as defined below); (ii) $1,287,000 in 700,055 restricted shares of Common Stock (the “Company Shares”), at a price per share of $1.84 calculated based on the volume weighted average price of the Common Stock as reported on the Nasdaq Capital Market (the “VWAP”) for the 7 calendar days immediately prior to the Closing Date and payable to the Seller within 90 days from the Closing Date; (iii) $1,344,750 payable in cash (the “Cash Portion”) to the Seller as follows: (A) 30% of the Cash Portion payable on the 120-day anniversary of the Closing Date, (B) 30% of the Cash Portion payable on the 150-day anniversary of the Closing Date and (C) 40% of the Cash Portion payable on the 180-day anniversary of the Closing Date; and (iv) up to an aggregate of $1,287,000 in potential earn-out payments, payable in three tranches of up to $429,000 in cash or restricted shares of Common Stock (the “Earn-Out Shares”), at the Company’s sole discretion and subject to the adjustments described below, each of which is calculated based on a formula set forth in the Purchase Agreement and subject to the achievement of certain financial metrics by GTG for three successive measurement periods of 12 months, with the first measurement period ending 12 months following the 1st of the month after the Closing Date (collectively, the “Earn-Out Payments,” and each, an “Earn-Out Payment”). Specifically, each Earn-Out Payment will be payable in full if GTG achieves certain revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) thresholds for each of the measurement periods, each of which is payable within 120 days after the end of a measurement period. If GTG does not meet the revenue and EBITDA threshold for a measurement period, a pro-rated amount of the Earn-Out Payment for such measurement period will be paid to GTG based on the actual revenue and EBITDA achieved in accordance with the formula set forth in the Purchase Agreement. Further, if GTG exceeds the revenue and EBITDA thresholds for any measurement period, the Earn-Out Payment for such measurement period will not be capped and will be increased accordingly based on the formula set forth in the Purchase Agreement.

Additionally, the Purchase Agreement provides that, to the extent that, upon an Automatic Conversion (as defined in the Certificate of Designation), the aggregate value for the Conversion Shares on the Automatic Conversion Date (as defined in the Certificate of Designation) is less than the Preferred Consideration, as determined based on the VWAP of such Conversion Shares on the Automatic Conversion Date, then the Company will pay for such difference in value in cash or in shares of Common Stock (the “Shortfall Shares,” and together with the Conversion Shares, Company Shares and Earn-Out Shares, the “Shares”), at the Company’s sole discretion, payable or issuable to the holder, as applicable, no later than 30 calendar days after the Automatic Conversion Date. Further, to the extent that the Company does not pay the Cash Portion in full by the date that is 180 days of the Closing Date, then, beginning on the 181st day following the Closing Date, the outstanding amount of the Cash Portion will bear interest at a rate per annum equal to 4% and the Seller will have the right, at the Seller’s sole discretion and to the extent permitted by law, to rescind the transactions contemplated under the Purchase Agreement, in which case the Seller will return any and all consideration paid by the Company in exchange for all the Acquired Shares, and the Company will return the Acquired Shares to the Seller, in each case in accordance with and subject to the terms and conditions of the Purchase Agreement. The Cash Portion outstanding at any time will also become due and payable no later than 60 days after the Company’s consummation of a bona fide transaction or series of transactions with the principal purpose of raising capital in the minimum amount of $10,000,000, whether through loans provided to the Company or through the sale of the Company’s equity securities, which includes sales of Common Stock through the Company’s “at the market” offering under the terms of that certain At the Market Sales Agreement with A.G.P./Alliance Global Partners, dated as of December 19, 2024, and as amended on January 31, 2025 (the “ATM Offering”). To the extent needed, the Company may use the net proceeds from sales of its Common Stock under the ATM Offering to pay any or all of the Cash Portion amounts.

The Preferred Shares and the Shares will each be subject to a restrictive period of 180 days following the date of their respective issuances, including upon any Conversion (as defined in the Certificate of Designation), during which period the Seller will not be able to offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Preferred Shares or Shares issuable under the Purchase Agreement or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Preferred Shares or the Shares held by such Seller. The aggregate amount of Shares issuable under the Purchase Agreement, for purposes of complying with Nasdaq Listing Rule 5635, may in no case exceed 19.99% of the Company’s issued and outstanding shares of Common Stock immediately prior to the execution of the Purchase Agreement, or 9,206,230 shares of Common Stock (the “Cap Amount”), without stockholder approval of any shares exceeding such amount. In the event the Shares issuable pursuant to the Purchase Agreement exceed the Cap Amount, the Company will pay the Seller cash in lieu of such excess shares of Common Stock, based on a formula set forth in the Purchase Agreement.

Following the Closing, the Seller is required to indemnify the Company and its affiliates for any liability, damages, losses, costs and/or expenses arising out of any inaccuracy or breach by the Seller of its representations or warranties contained in the Purchase Agreement and other transaction documents and any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to the Purchase Agreement and the other related transaction documents and certain other matters specified in the Purchase Agreement, subject to certain limitations as identified in the Purchase Agreement. The Company also has the right to set-off any amount owed to the Seller in connection with the Purchase Agreement, including Earn-Out Payments, against the obligations and liabilities of the Seller or GTG to the Company under the Purchase Agreement, the other transaction documents or otherwise. The Purchase Agreement also contains representations and warranties, covenants, conditions, and no-solicitation and non-compete provisions, in each case, customary for transactions of this type.

Further, on February 19, 2025, Streeterville Capital, LLC (“Streeterville”) and the Company entered into a consent and waiver letter, pursuant to which Streeterville consented to the Acquisition and provided a waiver with respect to Section 4 of that certain Note Purchase Agreement, dated as of August 14, 2024, between the Company and Streeterville (the “Note Purchase Agreement”), regarding the Company’s ability to make any Restricted Issuances (as such term is defined in the Note Purchase Agreement) in connection with the Acquisition.

The foregoing description of the Purchase Agreement in this Current Report on Form 8-K (this “Form 8-K”) does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02 to the extent required. The Preferred Shares and the Shares issuable under the Purchase Agreement, including upon any Conversion of the Preferred Shares, when issued, will be issued pursuant to an exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) because such issuances will not involve a public offering, the Seller will take the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the Seller is a sophisticated investor. The Preferred Shares and the Shares are subject to transfer restrictions, and the book-entry records evidencing the Preferred Shares and the Shares contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. Such securities were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 5.03 of this Form 8-K is incorporated by reference into this Item 3.03 to the extent required.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2025, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, designating 1,000,000 shares of the 5,000,000 shares of the authorized but unissued class of the Company’s stock known as preferred stock as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

The Series A Preferred Stock has a stated value of $20 per share (the “Stated Value”), and a conversion price per share of $20 per share, subject to adjustments provided in the Certificate of Designation (the “Conversion Price”). The holders of outstanding shares of Series A Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible at the Conversion Price as of the record date for determining stockholders entitled to vote on any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting). Further, commencing on the issuance date of a share of Series A Preferred Stock, each such share of Series A Preferred Stock outstanding and not converted into Common Stock will accrue dividends on a daily basis at a per annum rate of 3.0% of the Stated Value, which dividends will be payable no later than 60 calendar days after the end of each Dividend Period (as defined in the Certificate of Designation) in accordance with and subject to the terms and conditions of the Certificate of Designation (the “Preferred Dividends”). If any shares of Series A Preferred Stock are converted in accordance with and subject to the terms and conditions of the Certificate of Designation on a Conversion Date (as defined in the Certificate of Designation) during the period after the last day of a Dividend Period and prior to the close of business on the corresponding Dividend Record Date (as defined in the Certificate of Designation) for such Dividend Period, and the Company has not paid the entire amount of the Preferred Dividends payable for such corresponding Dividend Period, then the amount of Preferred Dividends with respect to such shares of Series A Preferred Stock will be added to the Liquidation Amount (as defined below) for purposes of such conversion, which Liquidation Amount is the amount, as of any date and with respect to any share of Series A Preferred Stock, equal to the sum of (x) the Stated Value and (y) accrued but unpaid dividends, if any, on such share of Series A Preferred Stock (the “Liquidation Amount”). If any shares of Series A Preferred Stock are instead converted in accordance with and subject to the terms and conditions of the Certificate of Designation on a Conversion Date during the period after the close of business on any Dividend Record Date and prior to the close of business on the corresponding Dividend Payment Date (as defined in the Certificate of Designation), then the amount of Preferred Dividends with respect to such shares of Series A Preferred Stock (the “Residual Payments”), at the Company’s option, will either (x) be paid in cash on or prior to the date of such conversion or (y) if not paid in cash, be added to the Liquidation Amount for purposes of such conversion.

The Series A Preferred Stock ranks: (i) senior to all of the Common Stock, (ii) senior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to any Series A Preferred Stock (“Junior Securities”), (iii) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock (“Parity Securities”) and (iv) junior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to any Series A Preferred Stock (“Senior Securities”), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily.

In the event of the Company’s liquidation, dissolution or winding up, holders of the Series A Preferred Stock will be entitled to, subject to the superior rights of the holders of any Senior Securities, (i) receive, in preference to any distributions of any of the assets, whether capital or surplus, of the Company to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, (a) any Residual Payments and (b) the Liquidation Amount with respect to such shares of Series A Preferred Stock, in each case, before any payments shall be made or any assets distributed to holders of any class of Common Stock or Junior Securities; and (ii) participate pari passu with the holders of Common Stock (on an as-converted to Common Stock basis and disregarding for such purpose any Beneficial Ownership Limitation (as defined in the Certificate of Designation)) in the remaining distribution of the net assets of the Company available for distribution.

The Series A Preferred Stock is convertible at the option of the holder at any time during the period beginning on the date of issuance of such Series A Preferred Stock and ending on the date that is 3 years following the respective issuance date thereof (the “Conversion Period”) into a number of Conversion Shares equal to the Liquidation Amount of such share of Series A Preferred Stock divided by the Conversion Price, subject to any Beneficial Ownership Limitation. On the business day after the expiration of the Conversion Period of a Series A Preferred Stock, each such share of Series A Preferred Stock will automatically convert into a number of Conversion Shares equal to the Liquidation Amount of such shares of Series A Preferred Stock divided by the Conversion Price, subject to any Beneficial Ownership Limitation.

The foregoing description of the Certificate of Designation in this Form 8-K does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 24, 2025, the Company issued a press release announcing the Acquisition. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K. The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*+	Stock Purchase Agreement, dated as of February 20, 2025, among reAlpha Tech Corp., GTG Financial, Inc. and Glenn Groves.
3.1*	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed with the Secretary of State of Delaware on February 20, 2025.
99.1**	Press Release, dated February 24, 2025.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.
+	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2025	reAlpha Tech Corp.

	By:	/s/ Giri Devanur
Giri Devanur
Chief Executive Officer